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                                                                       Exhibit 1
DIRECTORS OF GENZYME

         Set forth below is the name, present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted of each director of Genzyme. Unless otherwise indicated, each director is a citizen of the United States.

         Henri A. Termeer
         Chairman of the Board, President and Chief Executive Officer Genzyme Corporation
         One Kendall Square
         Cambridge, Massachusetts  02139

         Constantine E. Anagnostopoulos
         Managing General Partner
         Gateway Associates (venture capital firm)
         8000 Maryland Avenue, Suite 1190
         Clayton, MO  63105

         Douglas A. Berthiaume
         Chairman, President and Chief Executive Officer
         Waters Corporation (high technology manufacturer of products used for analysis and purification)
         34 Maple Street
         Milford, Massachusetts  01757

         Henry E. Blair
         President and Chief Executive Officer
         Dyax Corp. (bioseparation, pharmaceutical discovery and development company)
         One Kendall Square, Building 600, 5th Floor
         Cambridge, Massachusetts  02139

         Robert J. Carpenter
         Director
         Genzyme Corporation
         One Kendall Square
         Cambridge, Massachusetts  02139

         Charles L. Cooney
         Professor of Chemical and Biochemical Engineering
         Massachusetts Institute of Technology
         25 Ames Street
         Building 66-Room 352
         Cambridge, Massachusetts  02139

         Victor J. Dzau
         Professor of the Theory and Practice of Physic
         Harvard Medical School
         25 Shattuck Street
         Boston, Massachusetts 02115


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                                                                       Exhibit 1


EXECUTIVE OFFICERS OF GENZYME

         Set forth below is the name and present principal occupation of each of the executive officers of Genzyme. Unless otherwise indicated, each executive officer is a citizen of the United States and has as his principal business address One Kendall Square, Cambridge, Massachusetts 02139.


         Henri A. Termeer
         Chairman of the Board, President and Chief Executive Officer

         Earl M. Collier, Jr.
         Executive Vice President, President, Genzyme Biosurgery Division

         Zoltan A. Csimma
         Senior Vice President, Human Resources

         Richard A. Moscicki, M.D.
         Senior Vice President, Clinical, Medical and Regulatory Affairs;
           Chief Medical Officer

         Alan E. Smith, Ph.D.
         Senior Vice President, Research; Chief Scientific Officer
         Citizenship: United Kingdom

         G. Jan van Heek
         Executive Vice President, Therapeutics and Genetics
         Citizenship: The Netherlands

         Peter Wirth
         Executive Vice President; Chief Legal Officer; Clerk

         Michael S. Wyzga
         Senior Vice President, Finance; Chief Financial Officer;
           Chief Accounting Officer